Booz Allen Hamilton Announces Second Quarter Fiscal 2027 Results

McLean, Virginia - **October 23, 2026** - Booz Allen Hamilton Holding Corporation (NYSE: BAH), the parent company of advanced technology company Booz Allen Hamilton Inc., today announced results for the second quarter of fiscal 2027.

- Profitability above expectations driven by strong operational execution
- Momentum across National Security portfolio; Civil business performing in line with expectations
- Total backlog up 1.9% year-over-year to $41 billion and quarterly book-to-bill ratio of 1.5x
- Adjusted Diluted EPS[1] guidance raised above prior range
- Accelerating investments and delivery of advanced cyber, agentic, and defense technologies to drive speed, outcomes and mission impact

"Booz Allen is executing exceptionally well and investing in our next phase of growth," said Horacio Rozanski, Booz Allen Chairman and CEO. "We are building and scaling our cyber and defense tech products and bringing super intelligence into our nation's most critical missions to deliver greater value and impact."

Q2 Summary

- Revenue of $2.8 billion, a 3.9 percent year-over-year decrease
  - Revenue ex-billables of $2.0 billion, a 0.8 percent decrease
- Net Income of $181 million, a 3.4 percent increase
- Adjusted Net Income[1] of $211 million, a 15.3 percent increase
- Adjusted EBITDA[1] of $313 million, a 3.4 percent decrease
- Adjusted EBITDA Margin on Revenue[1] increased by 10 basis points to 11.3%
- Adjusted Diluted EPS[1] of $1.76, an 18.1 percent increase
- Free cash flow[1] of $263 million, compared to $395 million in the prior year
- $965 million in total capital deployment
- 1.5x quarterly book-to-bill ratio and 1.1x trailing twelve month book-to-bill ratio
- Total backlog of $41 billion, a 1.9 percent increase

A regular quarterly dividend of $0.59 per share will be payable on December 4, 2026, to stockholders of record on November 12, 2026.

FINANCIAL SUMMARY TABLE

	Three Months Ended September 30,			Six Months Ended September 30, 2026		
	2026	2025	% Change	2026	2025	% Change
		(unaudited)			(unaudited)	
Revenue	**$2,778**	$2,890	(3.9)%	**$5,578**	$5,814	(4.1)%
Revenue Ex. Billable Expenses	**$1,957**	$1,972	(0.8)%	**$3,922**	$4,015	(2.3)%
Net Income	**$181**	$175	3.4%	**$379**	$446	(15.0)%
Adjusted Net Income	**$211**	$183	15.3%	**$428**	$367	16.6%
Diluted EPS	**$1.50**	$1.42	5.6%	**$3.13**	$3.58	(12.6)%
Adjusted Diluted EPS	**$1.76**	$1.49	18.1%	**$3.57**	$2.97	20.2%
EBITDA	**$296**	$324	(8.6)%	**$620**	$621	(0.2)%
Adjusted EBITDA	**$313**	$324	(3.4)%	**$647**	$635	1.9%
Adjusted EBITDA Margin on Revenue	**11.3%**	11.2%	+10 bps	**11.6%**	10.9%	+70 bps
Net Cash Provided by Operating Activities	**$294**	$421	(30.2)%	**$575**	$540	6.5%
Free Cash Flow	**$263**	$395	(33.4)%	**$524**	$491	6.7%

[1] Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted EBITDA Margin on Revenue, and Free Cash Flow are non-GAAP financial measures. See "Non-GAAP Financial Information" below for additional details.

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OUTLOOK[2]

The Company is updating its fiscal year 2027 guidance as noted in the table below:

OPERATING PERFORMANCE	UPDATED FISCAL 2027 GUIDANCE	PRIOR FISCAL 2027 GUIDANCE
Revenue	\$11.3 - \$11.6 billion	\$11.2 - \$11.7 billion
Revenue Growth	1.0 - 3.0%	0 - 4.0%
Adjusted EBITDA	\$1,260 - \$1,290 million	\$1,240 - \$1,290 million
Adjusted EBITDA Margin on Revenue	~11%	~11%
Adjusted Diluted EPS[3]	\$6.50 - \$6.70	\$6.00 - \$6.35
Free Cash Flow[4]	\$850 - \$925 million	\$825 - \$925 million

EARNINGS WEBCAST

We will host a live conference call at 8 a.m. EDT on Friday, October 23, 2026, to discuss the financial results for our second quarter of fiscal year 2027. Analysts and institutional investors may participate on the call by registering online at investors.boozallen.com.

The conference call will be webcast simultaneously to the public through a link at investors.boozallen.com. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at investors.boozallen.com. A replay of the conference call will also be available on the site beginning at 11 a.m. EDT on Friday, October 23, 2026, and continuing for 12 months.

ABOUT BOOZ ALLEN HAMILTON

Booz Allen is an advanced technology company. We build commercial-grade products and solutions for America's most critical defense, civil, and national security priorities. For more information, visit www.boozallen.com. (NYSE: BAH)

CONTACT INFORMATION

Investor Relations
Dustin Darensbourg
Investor_Relations@bah.com

Media Relations
Jessica Klenk
Klenk_Jessica@bah.com

[2] Reconciliations omitted in reliance on Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Information."
[3] Fiscal 2027 Guidance assumes an effective tax rate of 16-19% and average diluted shares outstanding of 118–120 million.
[4] Fiscal 2027 Guidance assumes capital expenditures of approximately \$200 million.

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NON-GAAP FINANCIAL INFORMATION Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow. While we believe that these non-GAAP financial measures may be useful in evaluating our financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Reconciliations, definitions, and how we believe these measures are useful to management and investors are provided below. Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These non-GAAP measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. “Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs such as subcontractor expenses, travel expenses, and other non-labor expenses incurred to perform on contracts. Billable expenses generally have lower margin and thus are less indicative of our profit generation capacity. "EBITDA” represents net income before income tax expense, interest expense, net and other income (expense), and depreciation and amortization. “Adjusted EBITDA” represents net income before income tax expense (benefit), interest expense, net and other income (expense), and depreciation and amortization and before certain other items, including certain other corporate expenses. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. Booz Allen prepares Adjusted EBITDA and Adjusted EBITDA Margin on Revenue to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted Net Income” represents net income before certain other corporate expenses and acquisition amortization, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two- class method as disclosed in the footnotes to the consolidated financial statements of the Company's Form 10-K for the fiscal year ended March 31, 2026. "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long-term earnings potential, or liquidity, as applicable.These non-GAAP measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. "Adjusted Effective Tax Rate" represents income tax expense (benefit) excluding the income tax effects of adjustments to net income, divided by adjusted earnings before income tax expense. "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by Adjusted EBITDA over the prior twelve months. Revenue, Excluding Billable Expenses, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, and Net Leverage Ratio are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing Booz Allen’s performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, and Adjusted Diluted Earnings Per Share, net cash provided by operating activities to Free Cash Flow, and net debt to Net Leverage Ratio, (ii) use Revenue, Excluding Billable Expenses, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, net income or diluted EPS as measures of operating results, each as defined under GAAP, (iii) use Free Cash Flow and Net Leverage Ratio, in addition to, and not as an alternative to, net cash provided by operating activities as a measure of liquidity, each as defined under GAAP, and (iv) use Net Leverage Ratio in addition to, and not as an alternative to, net debt as a measure of Booz Allen's debt leverage. Exhibit 4 includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow and Net Leverage Ratio to the most directly comparable financial measure calculated and presented in accordance with GAAP. With respect to our expectations under “Outlook” above, a reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward- looking basis due to our inability to predict our stock price, equity grants, and dividend declarations during the course of fiscal 2026. Projecting future stock price, equity grants, and the dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. Accordingly, Booz Allen is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude the reconciliation. In addition, our expectations for Adjusted EBITDA and Adjusted EBITDA Margin on Revenue for fiscal 2026 are presented under "Outlook" above and management may discuss its expectation for Adjusted EBITDA and Adjusted EBITDA Margin on Revenue for fiscal 2026 from time to time. A reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin on Revenue guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantification of the amounts that would be required to reconcile such measures. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. Accordingly, Booz Allen is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude the reconciliation. 3

FORWARD LOOKING STATEMENTS Certain statements contained in this press release and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward-looking statements, including the risks and factors described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on May 22, 2026 and in our other filings with the SEC. In light of these risks, uncertainties, and other factors, the forward-looking statements might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. 4

EXHIBIT 1 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Operations (UNAUDITED)   5 Three Months Ended September 30, Six Months Ended September 30, (Amounts in millions, except per share data) 2026 2025 2026 2025 Revenue $ 2,778 $ 2,890 $ 5,578 $ 5,814 Operating costs and expenses: Cost of revenue 1,333 1,340 2,669 2,763 Billable expenses 821 918 1,656 1,799 General and administrative expenses 328 308 633 631 Depreciation and amortization 51 41 96 81 Total operating costs and expenses 2,533 2,607 5,054 5,274 Operating income 245 283 524 540 Interest expense, net (52) (48) (100) (92) Other income (expense) 6 (2) 26 1 Income before income taxes 199 233 450 449 Income tax expense 18 58 71 3 Net income $ 181 $ 175 $ 379 $ 446 Earnings per common share: Basic $ 1.50 $ 1.42 $ 3.13 $ 3.59 Diluted $ 1.50 $ 1.42 $ 3.13 $ 3.58

EXHIBIT 2 Booz Allen Hamilton Holding Corporation Condensed Consolidated Balance Sheets (UNAUDITED) (Amounts in millions, except share and per share data) September 30, 2026 March 31, 2026 Assets Current assets: Cash and cash equivalents $ 334 $ 728 Accounts receivable, net 2,348 2,063 Prepaid expenses and other current assets 202 170 Total current assets 2,884 2,961 Property and equipment, net of accumulated depreciation 167 171 Operating lease right-of-use assets 257 147 Intangible assets, net of accumulated amortization 855 509 Goodwill 3,028 2,399 Deferred tax assets 219 294 Other long-term assets 898 637 Total assets $ 8,308 $ 7,118 Liabilities and stockholders' equity Current liabilities: Current portion of long-term debt $ 19 $ 19 Accounts payable and other accrued expenses 1,239 909 Accrued compensation and benefits 654 641 Operating lease liabilities 46 43 Other current liabilities 52 51 Total current liabilities 2,010 1,663 Long-term debt, net of current portion 4,391 3,921 Operating lease liabilities, net of current portion 252 139 Postretirement and other long-term employee benefits 233 224 Other long-term liabilities 178 66 Total liabilities 7,064 6,013 Stockholders’ equity: Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 170,671,224 shares at September 30, 2026 and 169,805,201 shares at March 31, 2026; outstanding, 119,096,968 shares at September 30, 2026 and 120,341,320 shares at March 31, 2026 2 2 Treasury stock, at cost — 51,574,256 shares at September 30, 2026 and 49,463,881 shares at March 31, 2026 (3,833) (3,673) Additional paid-in capital 1,217 1,155 Retained earnings 3,879 3,644 Accumulated other comprehensive loss (21) (23) Total stockholders’ equity 1,244 1,105 Total liabilities and stockholders’ equity $ 8,308 $ 7,118 6

EXHIBIT 3 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Cash Flows (UNAUDITED)     Six Months Ended September 30, (Amounts in millions) 2026 2025 Cash flows from operating activities Net income $ 379 $ 446 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 96 81 Noncash lease expense 22 25 Stock-based compensation expense 44 36 Net gains on investments, dispositions, and other (28) (4) Changes in operating assets and liabilities: Accounts receivable, net (46) 54 Deferred income taxes and income taxes receivable/payable 35 78 Prepaid expenses and other current and long-term assets (58) (77) Accrued compensation and benefits 14 (13) Accounts payable and other accrued expenses 111 23 Other current and long-term liabilities 6 (109) Net cash provided by operating activities 575 540 Cash flows from investing activities Purchases of property, equipment, and software (51) (49) Payments for business acquisitions and dispositions, net of cash acquired (934) — Payments for strategic investments (155) (12) Net cash used in investing activities (1,140) (61) Cash flows from financing activities Proceeds from issuance of common stock 20 27 Repurchases of common stock (170) (395) Cash dividends paid (145) (138) Repayments on term loan (724) (42) Net proceeds from debt issuance 1,190 — Net cash provided by (used in) financing activities 171 (548) Net decrease in cash and cash equivalents (394) (69) Cash and cash equivalents––beginning of period   728    885  Cash and cash equivalents––end of period $  334  $  816  Supplemental disclosures of cash flow information Net cash payments during the period for: Interest $ 94 $ 87 Income taxes $ 14 $ 41 Supplemental disclosures of non-cash investing and financing activities Share repurchases transacted but not settled and paid $ 6 $ 3 Unpaid property, equipment, and software purchases $ 26 $ 8 7

EXHIBIT 4

Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information
(UNAUDITED)

(In millions, except share and per share data)	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	Six Months Ended September 30, 2026	Six Months Ended September 30, 2025
Revenue, Excluding Billable Expenses				
Revenue	$ 2,778	$ 2,890	$ 5,578	$ 5,814
Less: Billable expenses	821	918	1,656	1,799
Revenue, Excluding Billable Expenses	$ 1,957	$ 1,972	$ 3,922	$ 4,015
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue				
Net income	$ 181	$ 175	$ 379	$ 446
Income tax expense	18	58	71	3
Interest expense, net and other income (expense)	46	50	74	91
Depreciation and amortization	51	41	96	81
EBITDA	$ 296	$ 324	$ 620	$ 621
Other corporate expenses (a)	17	—	27	14
Adjusted EBITDA	$ 313	$ 324	$ 647	$ 635
Net income margin	6.5 %	6.1 %	6.8 %	7.7 %
Adjusted EBITDA Margin on Revenue	11.3 %	11.2 %	11.6 %	10.9 %
Adjusted Net Income				
Net income	$ 181	$ 175	$ 379	$ 446
Other corporate expenses (a)	17	—	27	14
Acquisition amortization (b)	22	12	37	24
Adjustments for tax effect (c)	(9)	(4)	(15)	(117)
Adjusted Net Income	$ 211	$ 183	$ 428	$ 367
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	119,591,637	122,881,563	119,886,979	123,677,992
Diluted earnings per share	$ 1.50	$ 1.42	$ 3.13	$ 3.58
Adjusted Net Income Per Diluted Share	$ 1.76	$ 1.49	$ 3.57	$ 2.97
Free Cash Flow				
Net cash provided by operating activities	$ 294	$ 421	$ 575	$ 540
Less: Purchases of property, equipment and software	(31)	(26)	(51)	(49)
Free Cash Flow	$ 263	$ 395	$ 524	$ 491

(a) In fiscal 2027, other corporate expenses consist primarily of acquisition related costs associated with Defy Security in the first quarter of fiscal 2027, and Ultra I&C Mission Solutions business in the second quarter of fiscal 2027. In fiscal 2026, other corporate expenses consist primarily of nonrecoverable costs associated with employee severance from cost management and restructuring initiatives, transaction costs associated with a divestiture, and acquisition related costs associated with the acquisition of Defy Security. See Note 20, "Supplemental Consolidated Financial Information," and Note 21, "Subsequent Events," to the consolidated financial statements within the Annual Report on Form 10-K for the fiscal year ended March 31, 2026 for further information.

(b) Amortization expense associated with acquired intangibles from acquisitions.

(c) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized. The tax effect of certain discrete items is calculated specifically and may vary from the general 26% rate. The fiscal 2026 tax effect also includes the one-time benefit stemming from the favorable agreement reached with the IRS, resulting in $86 million in release of tax reserves and $20 million (net of tax effect) for the accrual of interest income on the income tax receivable. See Note 13, "Income Taxes," to the consolidated financial statements within the Annual Report on Form 10-K for the fiscal year ended March 31, 2026 for further information.

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EXHIBIT 4 Booz Allen Hamilton Holding Corporation Non-GAAP Financial Information (Continued) (UNAUDITED)   Three Months Ended September 30, 2026 Three Months Ended June 30, 2026 Three Months Ended March 31, 2026 Three Months Ended December 31, 2025 (In millions, except share and per share data) Net income $ 181 $ 198 $ 205 $ 200 Income tax expense (benefit) 18 53 21 (13) Interest expense, net and other income (expense) 46 28 37 43 Depreciation and amortization 51 45 42 40 EBITDA $ 296 $ 324 $ 305 $ 270 Other corporate expenses (a) 17 10 4 15 Adjusted EBITDA $ 313 $ 334 $ 309 $ 285 Last 12 months Adjusted EBITDA $ 1,241 Total Debt $ 4,410 Less: Cash 334 Net Debt $ 4,076 Net Leverage Ratio (b) 3.3 Three Months Ended September 30, 2025 Three Months Ended June 30, 2025 Three Months Ended March 31, 2025 Three Months Ended December 31, 2024 (In millions, except share and per share data) Net income $ 175 $ 271 $ 193 $ 187 Income tax expense (benefit) 58 (55) 49 61 Interest expense, net and other income (expense) 50 41 32 43 Depreciation and amortization 41 40 42 40 EBITDA $ 324 $ 297 $ 316 $ 331 Other corporate expenses (a) — 14 — 1 Adjusted EBITDA $ 324 $ 311 $ 316 $ 332 Last 12 months Adjusted EBITDA $ 1,283 Total Debt $ 3,960 Less: Cash   816  Net Debt $  3,144  Net Leverage Ratio (b)   2.5  9 (a) In fiscal 2027, other corporate expenses consist primarily of acquisition related costs associated with Defy Security in the first quarter of fiscal 2027, and Ultra I&C Mission Solutions business in the second quarter of fiscal 2027. In fiscal 2026, other corporate expenses consist primarily of nonrecoverable costs associated with employee severance from cost management and restructuring initiatives, transaction costs associated with a divestiture, and acquisition related costs associated with the acquisition of Defy Security. See Note 20, “Supplemental Consolidated Financial Information,” and Note 21, “Subsequent Events,” to the consolidated financial statements within the Annual Report on Form 10-K for the fiscal year ended March 31, 2026 for further information. In fiscal 2025, other corporate expenses consist primarily of acquisition related costs from the acquisition of PAR Government Systems Corporation (“PGSC”). (b) "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by Adjusted EBITDA over the prior twelve months.

EXHIBIT 5

Booz Allen Hamilton Holding Corporation
Operating Data
(UNAUDITED)

Backlog:

(Amounts in millions)	As of September 30, 2026	2025
Funded	$ 5,711	$ 5,440
Unfunded	10,409	10,668
Priced options	24,813	24,080
Total backlog	$ 40,933	$ 40,188

Book-to-Bill (1):

	Three Months Ended September 30,		Trailing Twelve Months Ended September 30,	
	2026	2025	2026	2025
	1.5x	1.7x	1.1x	1.1x

(1) Book-to-bill is calculated as net bookings, which represents the change in total backlog during the relevant fiscal period plus the relevant fiscal period revenue, divided by the relevant fiscal period revenue.

Headcount

(Amounts are rounded)	As of September 30, 2026	2025
Total Headcount	31,000	32,500
Customer Staff Headcount	28,200	29,600

Revenue by Customer Type

	Three Months Ended September 30,		Six Months Ended September 30,	
	2026	2025	2026	2025
National Security(2)	$ 2,076	$ 2,063	$4,104	$4,064
Civil and Commercial	702	827	1,474	1,750
Total Revenue	$ 2,778	$ 2,890	$5,578	$5,814

(2) National Security includes revenues from Defense and Intelligence customers, which were previously separately reported. Prior period revenues have been presented to reflect this change.

Percentage of Total Revenue by Contract Type

	Three Months Ended September 30,		Six Months Ended September 30,	
	2026	2025	2026	2025
Cost-Reimbursable	59%	59%	58%	60%
Time-and-Materials	21%	22%	22%	22%
Fixed-Price	20%	19%	20%	18%

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